Exhibit 99.1

Footnotes to Form 4

(1)
The shares of common stock were sold pursuant to the underwriters’ exercise of their over-allotment option in connection with the initial public offering of the common stock of the Issuer pursuant to the prospectus dated October 1, 2021, and accompanying registration statement on Form S-1 (File No. 333-259897). The shares were sold at a price per share equal to the initial public offering price, net of underwriting discount and commissions.

(2)
Represents shares of common stock sold by the following entities: (i) 3,686,480 shares sold by Advent International GPE IX Limited Partnership, 746,930 shares sold by Advent International GPE IX-B Limited Partnership, 303,251 shares sold by Advent International GPE IX-C Limited Partnership, 324,306 shares sold by Advent International GPE IX-F Limited Partnership, 1,046,930 shares sold by Advent International GPE IX-G Limited Partnership, 1,203,128 shares sold by Advent International GPE IX-H Limited Partnership, and 668,580 shares sold by Advent International GPE IX-I Limited Partnership (collectively, the “Advent IX Cayman Funds”), (ii) 1,105,818 shares sold by Advent International GPE IX-A SCSp, 230,736 shares sold by Advent International GPE IX-D SCSp, 477,961 shares sold by Advent International GPE IX-E SCSp, and 25,425 shares sold by Advent International GPE IX Strategic Investors SCSp (collectively, the “Advent IX Luxembourg Funds”), and (iii) 19,479 shares sold by Advent Partners GPE IX Limited Partnership, 28,258 shares sold by Advent Partners GPE IX-A Limited Partnership, 113,715 shares sold by Advent Partners GPE IX Cayman Limited Partnership, 11,799 shares sold by Advent Partners GPE IX-A Cayman Limited Partnership, and 313,859 shares sold by Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent IX Partners Funds”).

(3)
Following the reported transactions, Advent International Corporation (“Advent”) manages funds that collectively own 499,468,771 shares of common stock of the Issuer, which are represented as follows: (i) 178,649,759 shares held by Advent International GPE IX Limited Partnership, 36,196,850 shares held by Advent International GPE IX-B Limited Partnership, 14,695,785 shares held by Advent International GPE IX-C Limited Partnership, 15,716,152 shares held by Advent International GPE IX-F Limited Partnership, 50,735,073 shares held by Advent International GPE IX-G Limited Partnership, 58,304,526 shares held by Advent International GPE IX-H Limited Partnership, and 32,399,939 shares held by Advent International GPE IX-I Limited Partnership; (ii) 53,588,842 shares held by Advent International GPE IX-A SCSp, 11,181,639 shares held by Advent International GPE IX-D SCSp, 23,162,376 shares held by Advent International GPE IX-E SCSp, and 1,232,119 shares held by Advent International GPE IX Strategic Investors SCSp; and (iii) 943,950 shares held by Advent Partners GPE IX Limited Partnership, 1,369,396 shares held by Advent Partners GPE IX-A Limited Partnership, 5,510,717 shares held by Advent Partners GPE IX Cayman Limited Partnership, 571,802 shares held by Advent Partners GPE IX-A Cayman Limited Partnership, and 15,209,846 shares held by Advent Partners GPE IX-B Cayman Limited Partnership.

(4)
GPE IX GP Limited Partnership is the general partner of the Advent IX Cayman Funds, GPE IX GP S.à r.l. is the general partner of the Advent IX Luxembourg Funds, and AP GPE IX GP Limited Partnership is the general partner of the Advent IX Partners Funds. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and AP GPE IX GP Limited Partnership, and is the sole shareholder of GPE IX GP S.à r.l. Advent International Corporation is the manager of Advent International GPE IX, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent IX Luxembourg Funds, the Advent IX Cayman Funds and the Advent IX Partners Funds.

(5)
The Reporting Person is a Managing Director of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.